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                                                                   Exhibit 10.3
                                    SUBLEASE

     THIS SUBLEASE AGREEMENT ("Sublease") is made on this 11th day of October, 1999, and between THE MATHWORKS, INC., a California corporation (hereinafter called "Sublandlord"), and CONNECTED CORPORATION, a Delaware corporation (hereinafter called "Subtenant').


     Reference is made to a Lease Agreement (hereinafter "Prime Lease"), dated May 16, 1997, between Sublandlord, as tenant, and LMF Cochituate Corp., a Massachusetts corporation, as landlord (hereinafter called "Prime Landlord"), for approximately 102,398 square feet on the first, second, third, fourth, fifth and basement floors located in the building commonly known as Cochituate Place, 24 Prime Parkway, Natick, Massachusetts ("Building") together with the right to use in common with others the common areas of the Building, all as more particularly described in the Prime Lease (hereinafter "Premises").

     WHEREAS, the Sublandlord and Subtenant have agreed that Sublandlord will sublet to Subtenant a portion of the Premises consisting of approximately 22,352 square feet located on the fourth (4th) floor of the Building ("Subleased Premises ) more particularly described in Exhibit A attached hereto and made a part hereof; and

     WHEREAS, Sublandlord and Subtenant hereby execute and deliver this Sublease upon the condition precedent of obtaining the Prime Landlord's written consent.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and for the mutual covenants contained herein, the parties agree as follows.

     1. LEASE: COMMENCEMENT DATE; EXPIRATION DATE. Sublandlord leases to Subtenant, and Subtenant leases from Sublandlord the Subleased Premises, together with any rights, privileges and easements appurtenant thereto, for the term commencing at noon on November 1, 1999 ("Commencement Date") and ending at noon on October 31, 2001 ("Expiration Date").

    2. CONDITION OF THE SUBLEASED PREMISES. The Subleased Premises and the Equipment (as defined below) are leased to Subtenant in their condition on the date hereof and Sublandlord has made no representations, warranties or promises with respect to the Subleased Premises or the suitability thereof for the uses contemplated by this Sublease. Subtenant agrees to accept possession of the Subleased Premises on the Commencement Date "as is, in the same condition as it is on the date hereof, except that the Subleased Premises shall contain no furniture or equipment and the carpets shall be vacuumed. The Subleased Premises shall include the UPS Battery Backup System, Leiben Air Conditioning System and Data Patch Panels currently located in the computer room of the Subleased Premises (collectively the "Equipment").


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     3.  RENT. The annual base rent shall be $538,906.72 U.S. dollars per year
         (based on $22.00 per square foot for rent and $2.11 per square foot for electricity), drawn on a U.S. bank, payable in advance in equal monthly installments of $44,908.89 on the Commencement Date and thereafter on the first day of each calendar month in advance. The cost of HVAC and nightly cleaning is included in the annual base rent. Rent shall be prorated for any partial months at the beginning and end of the Lease term. Rent and all of there charges due hereunder shall be payable without demand, notice, set-off, or counterclaim at Sublandlord's address set forth above or at such other places as may be set forth in notices, from time to time, from Sublandlord to Subtenant.


     4. ADDITIONAL RENT. Subtenant agrees to pay as additional rent to Sublandlord, its proportionate share of the amount by which real estate and personal property taxes levied or assessed or becoming payable for or in respect to the Lot on which the Building is located and the Building and other improvements located on the Lot for each tax period included in the term and any partial period at the beginning and end thereof exceed the tax base amount for Fiscal Year 2000 (July 1, 1999
         - July 20, 2000). Subtenant's proportionate share is equal to 20.9%. And, sums payable to Sublandlord under this Paragraph 4 shall be paid by Subtenant as required under the Prime Lease. Subtenant shall not pay for escalations in Operating Costs.

     5. ELECTRICITY. Subtenant shall have the right, at its expense, to perform an audit of electricity costs after October 31, 2000. Any such audit shall be performed by an independent accounting firm. If the audit demonstrates that electricity costs per square foot is less than $2.11 per square foot, then Sublandlord will request a refund from Prime Landlord equal to the amount by which rent paid for electricity exceeded the actual cost thereof, and upon receipt of such refund from Prime Landlord, Sublandlord shall pay a proportionate share of such refund to Subtenant. Sublandlord shall not be obligated to pay any electricity refund to Subtenant under this Section 5 unless Sublandlord actually receives a refund from Prime Landlord. Subtenant acknowledges and agrees that Prime Landlord is under no obligation to make such a refund and that Sublandlord is only obligated to request such a refund from Prime Landlord.


     6. PERSONAL PROPERTY TAXES. Subtenant agrees to pay to local tax authorities and other governmental agencies throughout the term of this Sublease all personal property Taxes which may be levied against Subtenant's merchandise, trade fixtures and other personal property in and about the Subleased Premises.


     7. USE. The Subtenant shall use the Subleased Premises only for general office use.


     8. EARLY ACCESS. Upon execution of this Sublease by Sublandlord and Subtenant and receipt and delivery to Sublandlord of Prime Landlord's written consent to this Sublease and to the Tenant Improvement (defined below), Subtenant shall be permitted access to the Subleased Premises to commence work on the Tenant Improvements, subject to all of the provisions of section 13 hereof.



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     9.  SUBORDINATE TO PRIME LEASE. This Sublease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Prime Lease, which Prime Lease has been submitted to and examined by Subtenant. Subtenant acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Prime Lease. In the event of any inconsistency between the provisions of this Sublease and the Prime Lease, Subtenant agrees that it shall be bound by the stricter provision. A true copy of the Prime Lease is attached hereto as Exhibit B. Capitalized terms defined in the Prime Lease and not otherwise defined herein shall have the meanings as in the Prime Lease. Sublandlord represents that the Prime Lease is in full force and effect as to the Subleased Premises and to the best of Sublandlord's actual knowledge, neither Prime Landlord or Sublandlord is in default beyond any applicable cure period as of the date of this Sublease.

     10. PRIME LEASE. With respect to the Subleased Premises, the terms and conditions of the Prime Lease arc hereby incorporated by reference and made a part hereof, meaning that, as applicable, references to "Tenant" therein shall be deemed to be "Subtenant" hereunder, references to "Landlord" therein shall be deemed to be "Sublandlord" hereunder, and such other terms shall be deemed modified as may be appropriate in the given context, provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease (notwithstanding the fact that Sublandlord shall also have the same rights under this Sublease), and
         (ii) Sublandlord shall not be deemed to have assumed any of the obligations of Prime Landlord as a result of the incorporation of the Prime Lease.

     11. SUBTENANT OBLIGATIONS UNDER PRIME LEASE. For so long as the Prime Lease remains in full force and effect, Subtenant agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon Sublandlord as tenant of the Subleased Premises under the Prime Lease except for the amount of rent and charges which shall be governed by Sections 3 and 4 of the Sublease. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims, liabilities, losses and damages of any kind whatsoever which Sublandlord may incur by reason of Subtenant's failure to perform, fulfill or observe any of the covenants or agreements set forth herein or the applicable provisions set forth in the Prime Lease.

     12. TERMINATION. This Sublease shall terminate upon the termination of the Prime Lease for any reason whatsoever, without any liability therefor on the part of Sublandlord to Subtenant with the same force and effect as if the date of such termination had been provided expressly in this Sublease as the day of the expiration hereof.

     13. ALTERATIONS. Notwithstanding the Prime Lease. Subtenant shall not make any structural alterations or additions to the Subleased Premises nor make any alterations or additions affecting basic building systems without (a) the prior written consent of Sublandlord, which consent shall not be unreasonably withheld


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         or delayed, and (b) the consent of Prime Landlord as provided in the
         Prime Lease. Any alterations made by Subtenant (including, without limitation, the Tenant Improvements), are subject to the terms and conditions set forth below:


         (i) Subtenant shall cause such work to be completed in good and workmanlike manner and in compliance with any and all applicable federal, state or local laws, codes, ordinances, rules and regulations, including, but not limited to, any demolition, building, zoning, health and environmental laws, codes or ordinances, rules and regulations;


         (ii) Subtenant shall at all times remain responsible for the actions of its consultants, representatives, employees, agents, contractors and subcontractors and any other parties responsible for any portion of the work;

         (iii) Subtenant shall not create or suffer or permit any lien, charge or encumbrance to attach to or be filed against the Subleased Premises, including, but not limited to, any mechanics' lien, materialmen's lien or other claims for lien made by parties claiming to have provided labor or material to the Subleased Premises;

         (iv) Subtenant shall indemnify and hold Sublandlord harmless from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities or causes of action arising out of or relating to the work;

         (v) Subtenant shall remain in substantial compliance with all of the terms of this Sublease and shall not be in default hereunder, unless Subtenant has the right to and is proceeding to cure such default;

         (vi) Subtenant shall and does hereby indemnify and hold Sublandlord harmless from any and all claims, damages and liability to Prime Landlord in connection with or resulting from the making, use, maintenance or removal of trade fixtures and trade equipment from the Subleased Premises to the extent permitted in the Prime Lease; and

         (vii) Notwithstanding the foregoing, and provided Subtenant obtains the express written consent of the Prime Landlord in accordance with the Prime Lease, Sublandlord agrees to the alterations to be performed by Sublessee attached hereto as Exhibit C ("Tenant Improvements").

     14. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign or sublease this Sublease without the prior written consent of Sublandlord and the prior written consent of Prime Landlord as provided in the Prime Lease.

     15. COMPLIANCE WITH LAW. Subtenant shall comply with all statutes, ordinances, rules, orders, regulations or requirements, including environmental regulations, which must be complied with due to Subtenant's operations or use of the Subleased Premises.

     16. CASUALTY AND CONDEMNATION. Sublandlord shall have no obligation to repair or restore the Subleased Premises, whether in the event of fire or casualty or otherwise, and Sublandlord shall have no obligation to Subtenant if all or pan of

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the Subleased Premises are taken in condemnation or by eminent domain proceedings. To the extent that Sublandlord obtains compensation from Prime Landlord in the event of condemnation or eminent domain proceedings, Subtenant shall be entitled to a proportionate share of such compensation based on the square footage of the Subleased Premises.


     17. INSURANCE. Subtenant shall maintain, throughout the term hereof at its sole cost and expense, insurance identical in all respects to that required to be carried by Sublandlord under the Prime Lease. The aforesaid insurance shall (i) be written by companies licensed to do business in Massachusetts and reasonably acceptable to Sublandlord;
         (ii) not be subject to cancellation, amendment or modification except after at least thirty (30) days prior written notice to Sublandlord, and (iii) name Sublandlord and Prime Landlord as additional insurers. The original insurance policies (or certificates of insurance reasonably satisfactory to Sublandlord) together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Sublandlord prior to the commencement of the term of this Sublease and renewals thereof shall be deposited with Sublandlord not less than thirty (30) days prior to the end of the term of such coverage.

     18. PRIME LANDLORD'S CONSENT CONTINGENCY. This Sublease is contingent upon obtaining Prime landlord's written consent to all of the terms and conditions of this Sublease including, without limitation, Prime Landlord's consent to the Tenant Improvements. In the event Prime Landlord's consent as described above is not received within seven (7) business days of the execution of this Sublease, Subtenant shall have the option to terminate this Sublease and Sublandlord shall return the security deposit to Subtenant.


     19. HOLDING OVER. If Subtenant remains on the Subleased Premises after the expiration of the term of this Sublease or after any earlier termination provided for herein, then such holding over shall not be deemed to extend or renew the term of this Sublease or to create any tenancy at will, but such holding over shall be as a tenancy-at-sufferance only subject to all the terms and provisions of this Sublease. In addition, Subtenant shall indemnify and hold harmless Sublandlord from and against all liability, damages, and claims incurred by Sublandlord in connection with the holding over of Subtenant including, without limitation, any liability of Sublandlord to Prime Landlord. Notwithstanding the foregoing, Sublandlord may, at its option, regain possession of the Subleased Premises or any part thereof by any and all means available to Sublandlord under this Sublease, the Prime Lease, or at law. Subtenant shall not be deemed to be holding over under the provisions of this Sublease in the event that:(a) Subtenant has exercised its option to lease the Subleased Premises from Prime Landlord and (b) has entered into a valid and legally binding lease of all of the Subleased Premises with Prime Landlord for a term commencing on November 1, 2001.

     20. ATTORNMENT. Subtenant agrees (a) to attorn to Prime Landlord in the event of a termination of the Prime Lease, and (b) that if Prime Landlord succeeds to the interest of Sublandlord under this Sublease, in no event shall Prime Landlord be



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         (i) liable for any act or omission of Sublandlord; (ii) liable for the return of any security deposit unless Prime Landlord is holding the same; (iii) subject to any offsets or defenses which Subtenant may have against Sublandlord; or (iv) bound by any rent or additional rent which such Subtenant may have prepaid for more than the current month.

     21. SECURITY DEPOSIT. Sublessee shall pay Sublandlord a security deposit of Eighty-One Thousand Nine Hundred Fifty-Seven Dollars Thirty Four Cents ($81,957.34) concurrently with the execution of this Sublease.

     22. BROKERAGE REPRESENTATIONS. Sublandlord and Subtenant represent and warrant that they have had no dealings with any broker in connection with this Sublease other than Garry Holmes of R.W. Holmes Realty Co., Inc. and Joseph F. Sciolla of Cresa Partners and will indemnify and hold harmless each other from and against any loss or expense suffered by either party as a result of such dealings with any other broker or agent.

     23. NOTICES. Any notice required hereunder shall be deemed to have been given if delivered Certified Mail, Return Receipt Requested, or by overnight courier such as Federal Express, to:

     If to Prime Landlord:
                                         LMF Cochituate Corp.
                                         182 West Central Street
                                         Natick, Massachusetts 01760
                                         Attention: Lou Franchi

     If to Sublandlord:
                                         The Mathworks, Inc.
                                         24 Prime Parkway
                                         Natick, Massachusetts O1760
                                         Attention: Jeanne O'Keefe

     With a copy to:
                                         Palmer & Dodge LLP
                                         One Beacon Street
                                         Boston, Massachusetts 02108
                                         Attention: Thomas Schnorr, Esq.

     If to Subtenant:
                                         Connected Corporation
                                         24 Prime Parkway
                                         4th Floor
                                         Natick, Massachusetts 01760
                                         Attention: Carl Lazarus

     Any party may change its address for notice by notifying the other parties as aforesaid.


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     24. NO PARTNERSHIP. Sublandlord shall not be held to be a partner, joint venturer, or associate of Subtenant in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and at all times shall remain that of Sublandlord and Subtenant.

     25. ENTIRE AGREEMENT. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated orally or in any manner other than by an agreement will writing and signed by the party against whom enforcement of the change or termination is Sought.

     26. BINDING EFFECT. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.

     27. GOVERNING LAW. The Sublease and all rights and remedies thereunder shall be - governed by the law of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF the parties hereto set their hands and seals this 11th day of October, 1999.

ATTEST:

___________________________________
Treasury Manager
                                            SUBLANDLORD:

                                            THE MATHWORKS, INC.


                                            By: ________________________________

                                            Its: _______________________________

ATTEST:

____________________________________

                                            SUBTENANT:

                                            CONNECTED CORPORATION

                                            By:_________________________________

                                            Its:________________________________


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                                   EXHIBIT A

                               SUBLEASED PREMISES


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                                   EXHIBIT B

                                  PRIME LEASE


The Mathworks, Inc.
Three Apple Hill
Natick, MA 01760
Attn: Jeanne O'Keefe


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                                   EXHIBIT C

                              TENANT IMPROVEMENTS

     1. Enclose approximately 850 ft. sq. of open space at the west end of the floor, to make a company meeting room/lunchroom. Install a sink, refrigerator, dishwasher, and 2 microwave ovens. Walls will be built up to, but not through, the existing suspended ceiling. There will be a north and a south doorway to this room from the existing corridor.

     2. Expand the existing computer room by combining it with the two rooms adjacent to it on its north side. These rooms were once part of the computer room, so the alteration is primarily the removal of walls that were added a few years ago. The existing raised flooring will be continued into the expanded area.

     3. Expand the existing tech support lab by combining it with the two rooms adjacent to it on its east side. Add a dedicated air conditioning unit.

     4. Create a reception area inside the tenant space at the south-side entrance from the elevator area. The existing open space inside the tenant area (formerly used for copying) will be enlarged by removing the adjacent office on its west side. A non-structural wall will be added behind a reception desk that will face the existing entrance.


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                          SUBTENANT'S OPTION TO EXTEND


Subtenant (Connected Corporation) shall have the right, exercisable no more than one (1) time and provided Subtenant is not in default, beyond any applicable notice, grace or cure period, at either time of exercise or upon the original Termination Date to extend the Termination Date for the fourth floor premises of 22,352 rentable square feet in the building commonly known as Cochituate Place, 24 Prime Park Way, Natick, Massachusetts for a period of five (5) additional years (November 1, 2001 - October 31, 2006) at the then Fair Market Rent, as determinated below but in no event less that $24.00 per rentable square square foot. Subtenant must exercise their extention on option in writing on or before November 1, 2000.

Fair Market Rent shall be determined as follows: Landlord and Subtenant shall agree on the then prevailing Fair Market Rent within fifteen (15) days of Landlord's receipt of Subtenant's notice of extension. If the parties are unable to reach agreement on the then prevailing Fair Market Rent by such date then Subtenant shall have the right to rescind its notice of extension by delivering to Landlord within five (5) business days thereafter written notice or rescission of Subtenant's exercise of its option to extend. In the event Landlord and Subtenant cannot agree upon the then prevailing Fair Market Rent, and Subtenant has not so rescinded its notice of extension, the following procedure shall be followed. Each will select an appraiser or commercial real estate broker with five or more years experience in the Natick rental market who will jointly determine the market rent. If the appraisers and/or brokers so selected cannot agree upon the market rent within twenty-one (21) days of their selection, the appraisers and/or brokers so named shall select a third similarly qualified appraiser or broker and the decision as to the market rent of any two of the appraisers and/or brokers, so selected shall bind the parties.

Both Subtenant and Landlord understand that the option to extend is subject to the following: 1) review of Subtenant's financials and a mutually agreeable security deposit, and 2) a mutually agreeable lease which must be executed by December 15, 2000.

LANDLORD: LMF COCHITUATE CORP.


BY: ________________________________
     PASCUALE FRANCHI, PRESIDENT


SUBTENANT: CONNECTED CORPORATION

BY:_________________________________
   NAME: CARL LASGRAW
   TITLE: VICE PRESIDENT, OPERATIONS

         DULY AUTHORIZED

                                LEASE AGREEMENT

        This Lease Agreement made this 16th day of May, 1997, by LMF COCHITUATE CORP., a Massachusetts corporation (hereinafter called "Landlord") and THE MATHWORKS, INC., a California corporation with its principal office located at 24 Prime Park Way, Natick, Massachusetts 01760 (hereinafter called "Tenant"). This Lease Agreement is intended to supersede and replace a prior Lease dated November 30, 1990, as amended, entered into by Tenant regarding a portion of the Premises of the Building, as hereinafter defined. Accordingly, upon execution and delivery of this Lease Agreement by both parties the terms and provision of the prior Lease shall be deemed superseded by the terms and provisions hereof, which in the event of any inconsistency shall control.

                                WITNESSETH THAT

        In consideration of the rent and covenants herein set forth and contained, on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease unto Tenant a total of 102,398 square feet, subject to adjustment as set forth in Exhibit A, on the first, second, third, fourth, fifth and basement floors (hereinafter called the "Premises") in the Building commonly known as Cochituate Place, 24 Prime Parkway, Natick, Massachusetts (the "Building") containing approximately 107,000 square feet, located on a parcel of land containing approximately 4.53 acres of land (the "Lot"), together with the right to use in common with Landlord and others from time to time entitled thereto the appurtenances to the Building, the common areas and facilities of the Building, the parking spaces and the Lot, including the right to use in common the roads, driveways and utilities serving or adjacent to the Building or the Lot (hereinafter collectively called the "Property").

       The Premises are outlined on Exhibit B attached and made a part hereof. The Lot is described in Exhibit C attached and made a part hereof.

                                    ARTICLE I
                                      TERM

        To have and to hold the Premises for the various terms (the "Terms") as set forth in Exhibit A, subject to the right to extend the Terms as specified in
Section 11.1. The parties acknowledge that the Terms commence at 12:01 a.m. on the various commencement dates set forth in Exhibit A (the "Commencement Dates") and shall end at 11:59 p.m. on the various extended term termination dates set forth in Exhibit A (the "Termination Dates").

                                   ARTICLE II
                                PAYMENT OF RENT

     Tenant covenants and agrees with Landlord to pay as rent during the term hereof and so long thereafter as Tenant or anyone claiming under Tenant occupies the Premises:

     2.1 BASE RENT. Base Rent at the annual rates set forth in Exhibit A payable in monthly installments as set forth in Exhibit A on the first day of each month in advance commencing on the

Commencement Date. In the event there is any partial month at the beginning or end of the term, the monthly rent for such partial month will be adjusted proportionately.


     2.2 ADDITIONAL RENT. Tenant shall pay as additional rent to Landlord, at least thirty (30) days before the same are due to the Town of Natick, Tenant's proportionate share of the amount by which real estate and personal property taxes levied or assessed or becoming payable for or in respect to the Lot on which the Building is located and the Building and other improvements located on the Lot for each tax period included in the term and any partial period at the beginning and end thereof exceed the tax base amount ("Tax Base") set forth on Exhibit D, which shall be the amount of such taxes for Fiscal Year 1996.

     If at any time during the term, under the Laws of the United States of any state or political subdivision thereof in which the Premises are situated, there shall be adopted some other method of taxation on real estate as a substitute in whole or in part for taxes on real estate as now constituted such as tax on the fixed rent, additional rent or the other charges payable by Tenant hereunder by whatever names called which is levied, assessed or imposed against Landlord or the rent or other charges payable hereunder to Landlord (which substitute tax on the fixed rent, additional rent, or other charges or other substitute method of taxation are hereinafter collectively referred to as "Substitute Taxes"), Tenant, to the extent that such Substitute Taxes are means of raising revenue from or with respect to the Premises, shall pay to Landlord within thirty (30) days after notice from landlord, Tenant's proportionate share of Substitute Taxes in excess of the Tax Base as soon as the same shall become due and payable. In the event that any such Substitute Taxes shall be based upon the income of Landlord, then Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the same were the sole taxable net income of Landlord but without deduction or provision for any deductions, exemptions or credits to which Landlord may be entitled in computing the tax, Landlord would so bear on account of the fixed rent, additional rent or other charges then due or thereafter becoming due from Tenant for the taxable period under the terms of this Lease, all as if Landlord were not entitled to any such deductions, exemptions or credits. Provided, however, that the taxation of Landlord's income by the United States and the Commonwealth of Massachusetts, presently referred to as the "Federal Income Tax" and "State Income Tax" or similar methods of taxation, including any local income taxes, are not intended to be herewith appl icable and are specifically excluded.

     2.2.1. Tenant shall pay as additional rent to Landlord, Tenant's proportionate share of each installment of any public, special or betterment assessment levied or assessed or becoming payable for or in respect of the Lot or Building, or both for each installation period wholly included in the term, and, for any fraction of an installment period included in the term at the beginning or end thereof, provided only in the case of each respective assessment that Landlord shall have elected to pay such assessment in installments over the longest period permitted by law and not otherwise. Landlord hereby represents to Tenant that to the best of its knowledge, there are no such special assessments pending or threatened at the date hereof.

     2.2.2. If Tenant deems itself aggrieved by any assessment as to which Tenant is required to pay under Subsections 2.2. or 2.2.1. hereof, Tenant may at Tenant's expense, without delaying the payment of such assessment beyond the extent permitted by law or otherwise bonding the obligation in an manner reasonably acceptable to Landlord, seek an abatement thereof, and Landlord shall cooperate with Tenant to the extent reasonably necessary to enable Tenant to do so. If such abatement is granted the parties hereto shall be reimbursed for reasonable expenses incurred in connection with such abatement proceedings, and Tenant's obligation for such taxes and assessments shall be thereafter adjusted in accordance with the remaining balance of the abatement.

               All taxes levied on the personal property of Tenant shall be the obligation and be paid by Tenant whether the same is assessed to Tenant or Landlord and whether the same shall be considered part of the realty or personalty and further that Tenant agrees to indemnify, and hold harmless the Landlord from any loss, damage, debt or claim resulting therefrom.

       2.2.3. INSURANCE. Tenant shall provide Commercial General Liability Insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalks or ways adjoining the Premises, in amounts which shall, at the beginning of the term, be not less than 100% replacement for property damage, $2,000,000 for injury or death of one person and $2,000,000 for injury or death of more than one person in any single accident, and, from time to time during the term, shall be in such higher amounts, if any, as are customarily carried in the metropolitan Boston area on property similar to the Premises and use for similar purposes. Such insurance shall be written by companies licensed to do business in Massachusetts and be reasonably acceptable to Landlord. Tenant shall provide Landlord with evidence, reasonably acceptable to Landlord, of all insurance required in connection with the Premises.

       2.2.3.1 Tenant shall pay to Landlord, as a part of excess Operating Costs as specified in Section 2.2.4., Tenant's proportionate share of the cost to Landlord of taking out and maintaining throughout the term of this Lease the following insurance protecting Landlord:

         2.2.3.1.1 Fire Insurance with extended coverage in an amount at least equal to the replacement cost of the Building at the time of loss, and rent loss insurance protecting Landlord against abatement or loss of rent in an amount equal to at least all rent and additional rent payable for one year under this
Article II.

         2.2.3.1.2 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require. Also, insurance against other hazards as may from time to time be reasonably required by any bank insurance company or other lending institution holding a first mortgage on the Premises, provided that such insurance is customarily carried in the metropolitan Boston area on property similar to the Premises and used for similar purposes.

         2.2.3.1.3 Policies for insurance required under the provisions of Subsections 2.2.3.1.1. and 2.2.3.1.2. shall, in the case of loss, be first payable to the holders Of any mortgages on the Premises and shall be deposited with the holder of any mortgage on the Premises or with Landlord, as Landlord may elect. Landlord Reserves the right to provide the insurance required under Sections 2.2.3.1.1. and 2.2.3.1.2 or insurance in substitution acceptable to Landlord through a blanket policy and Tenant agrees to pay an allocated portion of the costs of such blanket policy; provided, however, in such event, Tenant shall have the right to procure at its direct expense such insurance from underwriters licensed to do business in Massachusetts and reasonably acceptable to Landlord. The amount of insurance carded by Landlord pursuant to Sections 2.2.3.1.1. and
2.2.3.1.2. shall be reasonably acceptable to Tenant to insure sufficient net proceeds to restore the Premises pursuant to Article IV.

         2.2.3.2 All insurance which is carried by either party with respect to the Premises, whether or not required, if either party so requests, it can be so written, and if it does not result in additional premium, or if the requesting party agrees to pay any additional premium, shall include provisions which either designate the requesting party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the requesting party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury. The requesting party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the Waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Subject to Section 4.3, Tenant shall not acquire as insured under any insurance carried on the Building, any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instrument in payment of loss in which Tenant is named payee.

      2.2.4 UTILITY CHARGES. All electric meters which Landlord may will cause to be installed to serve lights and electric receptacles in the Premises will be billed to Tenant. Tenant shall pay directly the proper authorities charged with the collection thereof all charges for the consumption of utilities and other services on the Premises, whether called charge, tax, assessment, fee or otherwise, if any, all such charges to be paid as the same from time to time become due. Tenant will deliver to Landlord's manager from time to time copies of all electric bills.

      2.2.5 OPERATING COSTS. With reference to the Operating Costs described in this Section 2.2, it is agreed as follows:

     a) The Tenant shall pay to the Landlord, as additional rent, monthly, in advance, during the Lease Term, the installments equal to one-twelfth (1/12) Tenant's proportionate share of Estimated Excess Operating Costs for the Premises in Excess of the Operating Costs ("Excess Operating Costs") incurred in the operation of the Building and Lot in calendar year 1996 ("Base Year") defined below. The Estimated Excess Operating Costs shall be determined by Landlord based on the prior year's actual Operating Costs in accordance with Section 2.2.5(b) below. After presentation to Tenant following each lease year of a statement in reasonable detail summarizing the Operating Costs for such lease year, an adjustment shall be made to account for actual Operating Costs for such lease year. If the total amount of Estimated Excess Operating Costs actually received by the Landlord from the Tenant for any lease year shall be less than the Excess Operating Costs for such lease year, then the amount of such difference shall be payable by the Tenant within twenty (20) days of receipt of the annual statements summarizing Operating Costs. If the total amount of the Estimated Excess Operating Costs actually received by the Landlord from the Tenant for any lease year shall be greater than the Excess Operating Costs for such lease year, then the Landlord shall, at its option, within twenty (20) days of delivery of the annual statements summarizing Operating Costs either pay to the Tenant the amount of such excess or credit an equal amount against the Tenant'srental obligations hereunder.

     b) As used herein, Estimated Excess Operating Costs means, with respect to the calendar year 1997, an amount equal to the product obtained by multiplying $.10 times the number of square feet of Rentable Area described on Page 1, and with respect to subsequent lease years an amount equal to 105% of the Excess Operating Costs, adjusted to reflect full occupancy for twelve (12) months, for the immediately preceding lease year, adjusted, if necessary, to reflect any changes in the Rentable Area, as set forth in Exhibit A.

     c) For the purpose of this Article "lease year" shall mean any calendar year from January 1 to December 31, except that the first lease year during the term of this Lease shall commence on the Commencement Date and end on the next following December 31 and the last lease year during the term of this Lease shall end on the date this Lease terminates; and "Operating Costs" shall include any and all cost incurred by Landlord in the operation and maintenance of the Premises including, but not limited to:


         (1) All expenses incurred by the Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, lobby and elevator attendants, guards, porters, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on the Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the operation, repair, maintenance, cleaning and protection in a manner customarily provided to first-class office space (collectively, the "Operation" of the Building), the Building heating, ventilating, air-conditioning, electrical (exclusive of the charges for electricity) plumbing, and elevator systems and the Lot (collectively, the "Property"), and personnel engaged in supervision of any of the persons mentioned above;

         (2) The cost of services, materials and supplies furnished or used in the Operation of the Property;

         (3) The cost of replacements for tools and equipment used in the Operation of the Property;

         (4) The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with negotiations for leases;

         (5) Insurance Premiums;

         (6) Costs for utilities, including electricity, required in the Operation of the Property not directly billed to Tenant; Water and sewer use charges;

         (7) Water and sewer use charges;

         (8) The costs of plowing and snow removal, landscaping, maintaining driveways, loading docks in good repair reasonably free of snow and ice;

         (9) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

        (10) In the event Landlord improves or modifies the Building by installing equipment, devices or materials designed or intended to reduce Operating Expenses, the cost of such improvements or modifications may be amortized over a period of time determined by Landlord together with interest at the rate of Bank of Boston prime plus 2% per annum on the unamortized balance, and included as an item of Operating Expense. (In the event Bank of Boston prime rate is no longer available, then a similar prime rate shall be used.) In no event, however, shall the amortization expense and interest for all such improvements or modifications for any single lease year exceed the Operating Expense savings generated by such improvements or modifications.

             The failure of the savings generated from such improvements or modifications to equal the amortization and interest expense in any given year shall not extend the amortization period.

             Savings will be determined by (1) calculating the Operating Expense as if no improvements or modifications had been installed, and (2) subtracting from this amount the actual cost of operation for the lease year in question. Tenant will cooperate and provide copies of receipts when requested by Landlord; and

        (11) All other expenses incurred in connection with the Operating of the Property, including the share attributable to Property of Landlord's costs for the maintenance and upkeep of Cochituate Place and common areas not exclusively leased to others. The Property's share of common area expenses shall be based on the rentable square feet of space constructed in Cochituate Place benefiting or burdening each common area or facility.

Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The Landlord shall use reasonable efforts to obtain competitive prices for the goods and services provided in the Operation of the Property. The following shall be excluded from Operating Costs:

         (1) Salaries of officers and executives of the Landlord not connected with Operation of the Property;

         (2) The initial cost of tools and equipment used in the Operation of the Building;

         (3) Depreciation of the Building;

         (4) Expenses relating to alterations made by the Tenant;

         (5) Interest and amortization on indebtedness;

         (6) Expenses for which the Landlord, by the terms of this Lease, makes a separate charge;

         (7) Real estate taxes;

         (8) The cost of any electric current furnished directly to and paid for by the Tenant;

         (9) Leasing fees or commissions; and

        (10) All other items which under generally accepted accounting principles as consistently applied in the real estate industry for first-class office buildings are properly classified as capital expenditures except, however, that if any capital improvement results in reduced Operating Costs (e.g. an energy saving improvement) then with respect to the lease year in which the improvement is made and each subsequent lease year, the amount of such reduction shall be added to Operating Costs for such lease year.

         All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the Landlord in connection with such costs.

     (d) Tenant's proportionate share as used in this Lease shall be 86.14% of the total Building Operating Costs and taxes, subject to adjustment in the event of any future changes in Rentable Area, as set forth in Exhibit A.

                                  ARTICLE III
                         ADDITIONAL COVENANTS OF TENANT

Tenant further covenants and agrees:

     3.1 To pay when due all rent and other charges payable by Tenant hereunder.

         3.1.2 CONDITION. To keep the Premises, including, without limitation, both the inside and outside of all doors and windows, therein, in the same order and repair as they are in on the

Commencement Date, reasonable use and wear, damage by fire or casualty, damage by taking, or damage resulting from any negligent failure of Landlord to perform its obligations hereunder only excepted. It is further agreed that the exception to reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair. Subject to damage covered by manufacturer's warranties or otherwise insured against and not the fault of Landlord, Tenant shall keep all glass in good repair. Tenant shall also make all repairs to the Building (including, without limitation, the structure, outer walls and roof thereon and common areas therein) and the Lot, if the same are occasioned by Tenant's improper or untenantlike use thereof, or by the intentional acts or negligence of Tenant, its agents, invitees or employees and if such repairs are not reimbursable by Landlord's insurance carriers. Landlord agrees to promptly notify Tenant of any damage to the Premises, Building or Lot resulting from the negligence or intentional action of Tenant, its agents, employees or invitees. In the event Tenant repairs or causes to be repaired such damage, Landlord agrees to assign its rights against any third party causing such damage to Tenant.

        3.2 TENANT'S INDEMNITY. The Tenant shall indemnify and save harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against all claims, expenses or liability for injury or damage to persons or property arising from any default, act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or the failure of the Tenant or such persons to comply with any rule, order, regulation or lawful direction now or hereinafter in force or any public authority, in each case, to the extent the same are related, directly or indirectly, to the Premises or the Tenant's use thereof, or arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; provided, however, that in no event shall the Tenant be obligated under this Section 3.2 to indemnify the Landlord, the directors, officers, agents and employees of the Landlord, or those in privity of estate with the Landlord, where such claim, expense or liability arose from any omission, fault, negligence or other misconduct of the Landlord or such persons on or about the Premises or the Building.

       This indemnity and hold harmless agreement shall include indemnity against all expenses and liability incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for such claim.

           3.2.1 TENANT'S RISK. The Tenant agrees to use and occupy the Premises and to use other portions of the Lot as the Tenant is herein given the right to use at the Tenant's own risk; and the Landlord shall have no responsibility or liability for any loss of or damage to fixtures, equipment or other personal property of the Tenant except for damage caused by the willful or negligent acts of Landlord, its agents or servants.

           3.2.2 INJURY CAUSED BY THIRD PARTIES. The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, for any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.

                3.2.3 All merchandise, furniture, fixtures, effects and property of every kind, nature and description of Tenant and of all persons claiming through or under Tenant, except as herein otherwise provided, which may be on the Premises during the continuance of this lease or any occupancy by Tenant thereof, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

        3.3 ASSIGNMENT AND SUBLETTING. Tenant agrees not to assign or sublet this Lease without first obtaining on each occasion the consent in writing of Landlord and to reimburse Landlord promptly for reasonable legal expenses not to exceed $1.500.00 incurred by Landlord in connection with any request by Tenant for such consent. Notwithstanding anything contained herein, (a) one-quarter of any rent received by Tenant in excess of that provided herein resulting from an assignment of lease or sublet of space located on the 4th floor of the Premises, and (b) one-half of any rent received by Tenant in excess of that provided herein resulting from an assignment of lease or sublet of space located on all remaining floors of the Premises less in all cases the cost(s) normally chargeable to the acquisition of a subtenant will be paid as additional rent to Landlord. On the occasion of any subletting or assignment of this lease, Landlord on thirty (30) days written notice to Tenant may terminate this lease with respect to the portion of the Premises so sublet, and recapture the portion of the Premises so sublet with rights of access thereto. Tenant may, without Landlord's consent, assign this Lease to a corporation owning a controlling interest in the voting capital stock of Tenant, to a corporation into which Tenant is merged provided such corporation assumes in writing all of Tenant's obligations hereunder, or sublet to a subsidiary corporation of which Tenant owns a majority of the voting stock. No assignment or subletting shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assigning or subletting in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment or subletting. Landlord agrees that it will not withhold its consent to any sublet or assignment to a credit worthy subtenant or assignee which will occupy the Premises for first class office use and/or other uses allowed hereunder, and otherwise in compliance with this Lease.

        3.4 TENANT COMPLIANCE. Tenant agrees to conform and comply with all state and municipal laws and with all requirements of any public body or officers having jurisdiction of the Premises and to and with the requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Premises at the time with respect to the care, maintenance, use and non-structural alteration of the Premises, all at Tenant's own expense without reimbursement from Landlord.

        3.5 LANDLORD'S ACCESS. Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Terms and to prospective purchasers and mortgagees at all reasonable times. Except in emergencies, Landlord shall enter the Premises on business days only after reasonable notice to Tenant and only in the company of an employee or agent of Tenant. Tenant shall further permit Landlord's agent entry into the Premises for the purposes of cleaning, maintaining and repairing the Premises.

        3.6 RIGHT TO CURE. If Tenant shall at any time default in the performance of any Tenant obligation under this Lease and fails to commence to cure or if commenced falls to diligently pursue,

Landlord shall have the right, after first giving Tenant ten (10) days written notice of such default (unless such default materially endangers the Premises or Landlord's interest therein, in which case no such notice shall be required), to perform such obligation notwithstanding the fact that no provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such Tenant obligation Landlord may make any reasonable payment of money or perform any other reasonable act. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving or releasing Tenant from any of its obligations under this Lease. Tenant agrees to pay to Landlord, within thirty (30) days after written demand as additional rent under this Lease, the amount of all reasonable costs and expenses, including reasonable fees and the expenses of legal counsel, incurred by Landlord in enforcing any of Landlord's tights or Tenant's obligations; provided Landlord prevails.

                3.6.1 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed coveting the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is past due, then Tenant shall pay to Landlord a late charge equal to seven (7%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge and any interest thereon by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount unless Tenant is otherwise advised by Landlord. Such acceptance unless it constitutes a waiver shall not prevent Landlord from exercising any of the other rights and remedies granted hereunder. Additionally, any payment of money due hereunder which is not paid within thirty
(30) days of the due date shall bear interest at the rate of 15% Per annum.

        3.7 OBLIGATIONS UPON TERMINATION. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear, damage by fire or other casualty not the fault of Tenant, damage by taking, and damage arising out of the failure of Landlord to perform its obligations hereunder excepted. Tenant shall remove all of its property, including if requested by Landlord at the time Landlord approves the alteration, any alterations or additions made by Tenant. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If the last day of the term of this Lease or any renewal thereof falls on Sunday, this Lease shall expire on the business day immediately preceding. If Landlord elects to treat Tenant as a holdover for a further term, any concession of rent or agreement in respect of decorations or the like in the Initial Term shall not apply to such holdover. Rent during such holdover term shall be one and one-half (1.5) times the amount paid during the last preceding period.

       3.8 Tenant further covenants and agrees:

         (a) USE. Subject in each instance to applicable governmental law and regulations, to use the Premises only for the following: General office use, and/or research and development of computer software and the training of customers in the use of Tenant's computer software.

         (b) ALTERATIONS. Not to make or permit any structural alterations or additions nor make any alterations or additions affecting basic building systems without the prior written consent of Landlord. Tenant may, with Landlord's consent, not to be unreasonably withheld, make or cause to be made interior alterations and changes in the distribution of building systems. In each instance, all work to be performed in accordance with plans and specifications and by mechanics reasonably acceptable to Landlord.

         (c) PARKING. To use reasonable diligence to prevent Tenant's employees and customers and other persons visiting the Premises from using any street abutting the Lot for parking, and Tenant shall park in parking area(s) as designated by Landlord.

         (d) NO LIENS. Not to permit or suffer any lien to be placed upon the Building or Lot as a consequence of any activity of Tenant, its agents, employees and/or subcontractors and to promptly cause any such lien to be discharged or bonded with or without the request of Landlord.

         (e) SIGNAGE. Not to place on the Premises any placard or sign advertising that the Premises or any part thereof may be sublet. Not to place any other sign or placard on the Premises or the Building. Landlord agrees that Tenant shall have the fight to place and maintain signs of size, design and shape reasonably acceptable to Landlord, at Tenant's cost, in the following locations: (i) entrance to Premises and (ii) Building directory.

             In addition, Tenant shall be allowed to install one attractive backlit sign on the exterior of the Building identifying Tenant, provided that the size, design and shape of same is reasonably approved by Landlord, and further provided that Tenant first complies with all applicable code requirements and secures all necessary approvals and permits for same, and further provided that Tenant pays all electrical costs of same.

             Should Tenant give notice of vacating the Premises or relinquishing 20,000 square feet or more on the 1st through 5th floors of the Building, the Landlord reserves the right to request Tenant's sign be removed within ten (10) business days. Removal of the sign will be at Tenant's sole cost and expense.

         (f) EXTERIOR. Not to place on the Premises any draperies, venetian blinds, curtains or similar furnishings visible from the exterior of the Building without the written consent of Landlord.

         (g) NO DAMAGE. Not to injury, overload, deface or permit to be injured, overloaded or defaced, the Building and/or improvements and not to permit any holes to be made in the outside stone or brickwork, or any awnings to be placed on or suspended from the Building except such and in such places as Landlord shall in writing first approve; and not to make, allow or suffer any waste or any unlawful, improper or offensive use of the Premises or any occupation or unoccupancy thereof that shall be injurious to any person or property or invalidate any insurance on the Building or increase the premium thereof.

         (h) RULES AND REGULATIONS. Tenant shall follow reasonable rules and regulations applicable to all tenants in Cochituate Place, established by the Landlord from time to time, for the operation of the Cochituate Place. Landlord reserves the fight to make reasonable modifications which shall be binding upon Tenant and all other tenants upon delivery of a copy of them to Tenant. Such rules and regulations shall not hamper Tenant's quiet enjoyment or occupancy of the Premises.

      3.9 ESTOPPEL CERTIFICATES. Tenant agrees from time to time, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed and additional rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the fixed and additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 3.9 may be relied upon by any prospective purchaser or mortgagee of the Premises, Building and Lot or one or more of them, or any prospective assignee of any such mortgage.

                                   ARTICLE IV
           DAMAGE OR DESTRUCTION BY EMINENT DOMAIN, FIRE OR CASUALTY

      4.1 RIGHTS TO TERMINATE. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or unavoidable casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election shall be made by the giving of written notice by Landlord to Tenant within thirty (30) days after the right of election accrues. If by such taking Tenant is deprived of the use of more than 20% of the floor area of the Premises, or if by such fire or other casualty more than 20% of the floor area shall be rendered untenantable, or if the Premises are so damaged as to create a material risk that Tenant's property will be subject to loss, and if Landlord does not within five (5) days after notice from Tenant commence and diligently pursue repairs sufficient to protect Tenant's property, Tenant may at its option terminate this Lease by notice in writing to Landlord within thirty
(30) days after the date of such damage or destruction, or within thirty (30) days after it has received notice of such taking, as the case may be. If Tenant exercises such option, this Lease shall terminate, in the case of a taking, when the Tenant is required to vacate such portion of the Premises, and in the case of such damage or destruction, on that date designated in its notice of termination, which shall not be less than fifteen (15) nor more than (30) days after the date of such notice.

        4.2 ABATEMENT OF RENT. If this Lease is not terminated pursuant to the provisions, of Section 4.1, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the expenses of Landlord in connection with the collection of same, including without limitation, fees and expenses for legal and appraisal services. If such "Net proceeds of insurance recovered or damages awarded" are inadequate to restore the Premises to substantially the condition they were in prior to the damage, then Tenant shall have the option of funding the shortfall whereupon the Premises shall to the extent feasible be substantially restored to such pre-existing condition. In the case of a taking which permanently reduces the floor area of the Premises, the rent shall be abated for the remainder of the term in proportion to the amount by which the floor area has been reduced.

        4.3 RIGHT TO DAMAGES. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except for damage to Tenant's fixtures, property or equipment, and for damages, if any, awarded for relocation expenses and business interruption, provided that the same shall not reduce the damages or compensation which Landlord would otherwise recover. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                   ARTICLE V
                                    DEFAULT

        5.1 (a) If Tenant shall default in the performance of any of its obligations set forth in Article II hereof, and if such default shall continue for ten (10) days after notice, or if for a period of thirty (30) days after written notice from Landlord to Tenant specifying any other default which Tenant does not thereafter diligently pursue the correction of to completion, or (b) if any assignment shall be made by Tenant for the benefit of creditors, or (c) if the Tenant's leasehold interest shall be taken on execution or (d) a petition is filed by Tenant for adjudication as a bankrupt or for an Order for Relief or for reorganization of an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (e) any involuntary petition under any of the provisions of the said Bankruptcy Act is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then and in any of such cases Landlord may lawfully, immediately or at any time thereafter, so long as such default remains uncured, and without further notice or demand, and without prejudice to any other remedies either enter into and upon the Premises or any part thereof, or mail a notice of termination addressed to Tenant at the Premises, and upon such entry or mailing this Lease shall terminate, cease and be at an end. Without mitigating any default of Tenant respecting Article II, Landlord agrees to give Tenant written notice of such default in a timely fashion. In the event that this Lease is terminated under any of the foregoing provisions contained in this Article V, or otherwise for breach of Tenant's obligations hereunder, Tenant covenants after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same times as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the foregoing covenant, Tenant shall be credited with any additional rent actually obtained by Landlord by reletting the Premises, after deducting the expenses of collecting the same. Tenant further covenants as an additional and cumulative obligation upon Tenant's failure to meet any of its obligations under the foregoing covenant to pay forthwith to Landlord as compensation the total rent due for the residue of the term. This covenant shall run with the land, and in calculating the rent due there shall be included the value of all other considerations agreed to be paid or performed by Tenant for such residue, of the term. Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency or arrangement with creditors as liquidated damages by reason of such determination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to above.

                                   ARTICLE VI
                      SERVICES TO BE FURNISHED BY LANDLORD

        6.1 CLEANING SERVICES. The Landlord shall cause cleaning services to be provided to the Premises as described in Exhibit E and charged to Tenant as part of operating costs.

        6.2 OTHER SERVICES. Until such time as Landlord separately meters the Premises for electric service, the Landlord shall cause electric service for normal office usage to be furnished to the Tenant, the cost of same to be borne by Tenant as an operating cost.

        6.3 ADDITIONAL SERVICES. Upon reasonable advance notice from Tenant, Landlord will endeavor to furnish other services to the Premises on days and at time other than as provided in Exhibit E, and Tenant will on demand and as additional rent pay to Landlord, on account thereof, the actual costs for such additional services as determined by the Landlord's accountants.

                                  ARTICLE VII
                                 MISCELLANEOUS

        7.1 NO WAIVER. Any consent or permission by Landlord to any act or commission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or conditions herein, or otherwise, except as to the specific instance, operate to permit similar acts of omissions.

        7.2 SUBORDINATION AND NONDISTURBANCE. This Lease shall be subject and subordinate to any first mortgage that may hereafter be placed upon the Premises granted to a bank, insurance company, or institutional lender of like character, provided that such mortgagee enters into a non-disturbance and attornment agreement with Tenant or other agreement which have the affect of recognizing and protecting Tenant's rights hereunder (such agreements shall be deemed in compliance herewith if the same are on forms customarily used for such by the mortgagee in question and are otherwise reasonable). This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form.

        7.3 BINDING AGREEMENT. It is agreed that the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns, and the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns. If at any time or times during the term Landlord shall be the trustee of a trust, Tenant agrees that only the trust estate of Landlord shall be liable for the performance of Landlord's obligations hereunder, and that in no event shall any trustee or beneficiary of such trust be individually liable hereunder, and Tenant further agrees that the Landlord named herein and any subsequent Landlord shall be liable hereunder only for obligations accruing while owner of the Premises. No holder of a mortgage of the Landlord's interest shall be deemed to be the owner of the Premises until such holder shall have acquired indefeasible title to the Premises.

        7.4 BROKERAGE. Landlord and Tenant warrants to each other that they have had no dealings with any broker or agent in connection with this Lease except with Garry Holmes of R.W. Holmes Realty Co. (to whom Landlord will owe a commission upon execution hereof) as agreed in an agreement of even date and covenants to defend with counsel reasonably acceptable to the other and hold harmless and indemnify each other from and against any and all costs, expense or liability for any compensation, commission and charges claimed by any other broker or agent with respect to the others dealings in connection with this Lease or the negotiation thereof.

        7.5 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall simultaneously herewith execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

        7.6 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time". Except for conditions resulting from Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant for any indirect or consequential damages.

        7.7 SEVERABILITY. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which would render it valid.

        7.8 SUBMISSION NOT AN OPTION. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises, or an offer to lease, it being understood and agreed that this Lease shall not bind Landlord or Tenant in any manner whatsoever until it has been approved and executed by Landlord and Tenant and delivered to Tenant.

        7.9 TIME. In any instance herein where a reference is made to days, it shall mean business days.

        7.10 QUIET ENJOYMENT. Landlord covenants that Tenant on paying the rent and performing the Tenant obligations in this lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof. Tenant shall have access and the right to utilize the Premises twenty-four hours each day including non-business days or card access during the term hereof.


                                  ARTICLE VII
                             LEASEHOLD IMPROVEMENT

        8.1 COMPLIANCE WITH LEASE. Prior to the beginning of the term, Tenant shall perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to perform all Tenant's obligations under this lease except the obligations to pay Fixed Rent and additional rent and other charges and other obligations the performance of which would be clearly incompatible with the installation of furnishings, fixtures and equipment pursuant hereto.

                                   ARTICLE IX
                                    NOTICES

        9.1 All notices for Landlord shall be addressed to Landlord at 182 West Central Street, Natick, MA 01760, with a courtesy copy to Dana A. Cetlin, Uehlein, Cunningham & Machanic, 220 North Main Street, Natick, MA 01760 or to such other place as may be designated by written notice to Tenant; and all notices for Tenant shall be addressed to Tenant at the Premises, with a courtesy copy to: Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, Attn: Thomas
M. Spera, Esq. or to such other places as may be designated by written notice to Landlord. Any notice shall be deemed duly served if addressed to the respective party as aforesaid and mailed postage prepaid registered or certified mail. Unless otherwise directed in writing, all rents shall be payable to Landlord.

                                   ARTICLE X

        10.1 This instrument contains the entire and complete agreement between the parties hereto. This Lease may not be amended or modified except by a writing executed by Landlord and Tenant.

        10.2 This Lease shall be governed by Massachusetts Law.

                                   ARTICLE XI
                                OPTION TO EXTEND

        11.1 Tenant shall have the right, exercisable no more than three (3) times and provided Tenant is not then in default, beyond any applicable notice, grace or cure period, to extend the Extended Term Termination Dates set forth in Exhibit A hereof for a period of one (1) additional year on the same terms and conditions contained herein except that the rent for any portion of the Premises during such further extended term shall be adjusted to further extension or (b) ninety-five (95%) percent of the then Fair Market
Rent, as determined below. Tenant must provide at least nine (9) months advanced written notice to Landlord in order to extend any Lease termination date as set forth in Exhibit A. Upon exercising any extension option all of the Extended Term Termination Dates as set forth in Exhibit A will be deemed automatically extended for an additional one year period at rental amounts equal to ninety-five (95%) percent of the then Fair Market Rent.

        Fair Market Rent shall be determined as follows. Landlord and Tenant shall agree on the then prevailing Fair Market Rent within fifteen (15) days of Landlord's receipt of Tenant's notice of extension. If the parties are unable to reach agreement on the then prevailing Fair Market Rent by such date then Tenant shall have the right to rescind its notice of extension by delivering to Landlord within five (5) business days thereafter written notice of recission of Tenant's exercise of its option to extend. In the event Landlord and Tenant cannot agree upon the then prevailing Fair Market Rent, and Tenant has not so rescinded its notice of extension, the following procedure shall be followed. Each will select an appraiser with five or more years experience in the Natick rental market who will jointly determine the market rent. If the appraisers so selected cannot agree upon the market rent within forty-five (45) days, of their selection, the appraisers so named shall select a third appraiser and the decision as to the market rent of any two of the appraisers so selected shall bind the parties.

                                       LANDLORD: LMF COCHITUATE CORP.

                                        By:
                                           -------------------------------------
                                               Pasquale Franchi, President

                                        TENANT: THE MATHWORKS, INC.


                                        By:
                                           -------------------------------------
                                           Name: Jeanne O'Keefe
                                                --------------------------------
                                           Title: CFO
                                                --------------------------------
                                                    Duly Authorized

                           RIDER A TO LEASE AGREEMENT
                     BETWEEN LMF COCHITUATE CORP., LANDLORD
                        AND THE MATHWORKS, INC., TENANT
               RE: 24 PRIME PARK WAY, NATICK, MASSACHUSETTS 01760
                              DATED: May 16, 1997

     1. IMPROVEMENTS. Upon execution of this Agreement, Landlord will be responsible for the following common area improvements: Touch-up paint where needed for all common areas of the building, and entrance areas within the 2nd and 5th Floor Premises, replace kitchen cabinet doors and surfaces on the 5th floor, and other minor improvements to be mutually agreed upon by the parties.

     2. APPROVAL OF PLANS. Landlord acknowledges approval of Tenant's floor plans for buildout of portions of Premises located on the 4th floor. All construction shall be completed at Tenant's sole cost and expense and shall be subject to final approval by Landlord. Tenant shall be solely responsible for obtaining all permits and approvals in connection with said buildout, which shall be completed in compliance with all applicable codes.

     3. LETTER OF CREDIT. Tenant shall furnish Landlord with a Letter of
Credit in favor of Landlord in the amount of $350,000.00 as security for Tenant's obligations. Landlord may draw on such Letter of Credit only upon occurrence of default by Tenant under this Lease and only to extent necessary to cure such default.

     4. HAZARDOUS MATERIALS. Tenant shall not in manner unlawfully generate, store, dispose of, release or permit the release of any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances or materials from, into or on the Premises as any of such terms may be defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, Chapter 21E of the Massachusetts General Laws, and regulations adopted thereunder, or in any other applicable federal, state or local environmental laws, rules or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials. Tenant shall indemnify, defend and hold Landlord harmless in the event of any violation of this paragraph.

                              THE MATHWORKS, INC.
                                LEASE AGREEMENT
                        24 PRIME PARK WAY, NATICK, MASS.

                                   EXHIBIT B
                            FLOOR PLANS OF PREMISES

EXHIBIT C

                              THE MATHWORKS, INC.
                                LEASE AGREEMENT
                        24 PRIME PARK WAY, NATICK, MASS.

                                   EXHIBIT D
                       FISCAL YEAR 1996 REAL ESTATE TAXES

                              THE MATHWORKS, INC.
                                LEASE AGREEMENT
                        24 PRIME PARK WAY, NATICK, MASS.

                                   EXHIBIT E
                               CLEANING SERVICES

                 CLEANING SERVICES TO BE FURNISHED BY LANDLORD
                 ---------------------------------------------

A. General Cleaning of Demised Premises: (unless otherwise indicated, General Cleaning Services are to be performed nightly).

     1. Empty and clean all wastepaper baskets, ash trays, receptacles, etc., and damp dust as necessary.

     2.   Remove normal office waste paper refuse to a designated area or areas.

     3. Dust and wipe clean all furniture, fixtures within hand-high reach, and window sills.

     4.   Wipe clean all glass furniture tops.

     5.   Carpet sweep all carpeted areas and rugs.

     6.   Sweep any private stairways or, if carpeted, carpet sweep.

     7.   Keep slop sink rooms, if any, in clean and orderly condition.

B. Core Lavatories-Nightly:

     1.   Sweep and wash all flooring.

     2. Wash and polish all mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

     3.   Wash both sides of all toilet seats.

     4. Wipe clean all toilet tissue, soap, towel, and sanitary napkin dispensers.

     5.   Wash all basins, bowls and urinals, and disinfect.

     6.   Dust all partitions and tile walls.

     7. Empty, clean and disinfect paper towels and sanitary napkin disposal receptacles.

             -----------------------------------------------------

     8.   Remove waste paper and refuse to a designated area or areas.

     9.   Fill all toilet tissue holders, soap dispensers and towel dispensers.

C. Building Entrance Lobbies-Nightly:

     1.   Sweep and wash flooring.

     2.   Vacuum or wash all rubber mats.

     3. Clean all cigarette urns and replace sand as necessary (sand to be furnished by Landlord or Landlord's contractor).

     4. Wash floors in elevator cab, or vacuum clean or carpet sweep if carpeted.

     5.   Dust and rub down walls, metal work and saddles in elevator cabs.

     6.   Dust and rub down all elevator doors.

     7.   Clean and polish all drinking fountains.